Exhibit 99.1

NEWS RELEASE

APOGEE

Contact:	Mary Ann Jackson
Investor Relations
952-830-0674
Cell: 612-805-9910
mjackson@apog.com

For Immediate Release

Monday, February 2, 2004

APOGEE REVISES FISCAL 2004 FOURTH QUARTER GUIDANCE

MINNEAPOLIS, MN (February 2, 2004) – Apogee Enterprises, Inc. (Nasdaq:APOG), which develops and delivers value-added glass products and services for the architectural, large-scale optical and automotive industries, today announced it has lowered earnings guidance for its fiscal 2004 fourth quarter, ending February 28.

The revised guidance for fourth quarter continuing operations is a loss of $0.08 to $0.11 per share, including restructuring charges of $0.02 to $0.03 per share related to the integration of Apogee’s two large-scale optical segment businesses. The expected operating losses are somewhat offset by the net tax benefit. The previous guidance for the fourth quarter was earnings from continuing operations of $0.03 to $0.06 per share prior to restructuring charges. The new full-year guidance is a range of earnings of $0.19 to $0.22 per share from continuing operations, versus the previous earnings guidance of $0.33 per share from continuing operations.

“Our outlook for continuing operations in the last quarter of the year has declined, primarily due to our continuing difficulty in accurately predicting job timing and flow,” said Russell Huffer, chairman, president and chief executive officer. “We had approximately $14 to $17 million in revenues shift from the fourth quarter of fiscal 2004 into fiscal 2005 as a result of project delays and adjustments to project timing and flow, which is expected to reduce operating income by $2.8 to $4.8 million in the quarter. We have not seen any decline in our backlog, just timing movement, a situation most predominant in our curtainwall and window manufacturing and installation businesses.

“The fourth quarter results will include $1.0 to $1.5 million in pre-tax, restructuring charges resulting from strategic initiatives to grow our picture framing business,” said Huffer. “In the process of combining our two large-scale optical segment businesses, Tru Vue and Viratec, to more efficiently serve the promising picture framing markets, we’re incurring severance, an I/T system write-off and other costs.

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Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com

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“Our efforts to convert picture framing markets to value-added glass products continue to be successful, and we are planning for even greater penetration in existing and new framing markets as we continue to transition our coating capacity that today is serving consumer electronics markets to picture framing,” he said. “We’re focused on growing value-added glass products in our traditional custom framing market, while we start to penetrate the institutional fine art, international and do-it-yourself markets. Our picture framing strategies are designed to not only drive growth in picture framing glass but reduce the overhead run rate for the combined business by an estimated $3 million annually beginning in mid-fiscal 2005.

“As part of this integration, Larry Stordahl, Apogee executive vice president, who has been serving as interim president of our Viratec coating business, has announced he will be retiring at the end of this fiscal year,” said Huffer. “As an Apogee officer for the past five years, Larry has been instrumental in driving and supporting operational improvements as well as our Six Sigma/Lean and marketing initiatives. I especially appreciate the leadership he has provided to many Apogee business units during this time of great change for the company.

“As we’ve stated, we’ve been focused on developing and implementing strategies for growing our architectural glass, architectural products and services, and picture framing glass product lines. These strategies are designed to help grow our core businesses, obtain new revenues from extensions of these businesses, and achieve higher profitability on our revenues,” said Huffer.

“In a separate release today, we announced a management change to support execution of our strategic plan, including improvements in our curtainwall and window, and installation businesses,” he said. “Our goal is to enhance shareholder value through this focus on our strategies, and architectural products and services businesses.”

Key to repositioning Apogee for growth was the January 2004 sale of Harmon AutoGlass, which is reported in discontinued operations for fiscal 2004. The full-year results for discontinued operations are expected to be a loss of $0.37 to $0.44 per share, which includes charges of $0.25 to $0.32 per share for the transaction and transition costs of exiting retail auto glass.

“We will be providing guidance for fiscal 2005 when we announce our fiscal 2004 fourth quarter and full-year results in early April,” Huffer said. “In addition, by that time we will have completed an evaluation of a realignment of our overhead costs to better serve our growth opportunities and improve returns. We plan to incorporate our reduction and realignment objectives as part of our fiscal 2005 guidance.

“Although the backlog for our largest segment, architectural products and services, has increased 40 percent over the past two quarters, we have seen an increasing number of project delays and the current backlog carries lower margins than we’ve experienced in the past. Despite these challenges and industry forecasts that call for a down year for our fiscal 2005, based on our backlog, projects and activities, we could see 4 to 7 percent revenue growth for this segment in the new fiscal year with stabilization in project timing. Our fiscal 2005 correlates to F.W. Dodge calendar 2003 forecasts because the timing of our products and services lags construction project starts by about nine months.

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Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com

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“The latest industry outlook from Dodge for calendar 2003 forecasts that the total non-residential market was down 2.2 percent, while our key office sector was down 8.8 percent,” he said. “The calendar 2004 forecast, which impacts our fiscal 2006, is for an increase of 4.0 percent for total non-residential and an increase of 9.6 percent for the office sector.”

The net tax benefit for the fiscal 2004 full year is anticipated to be $1.8 to $2.5 million. This full-year net tax benefit is the result of favorable impacts of constant tax deductions and credits relative to a low base of pre-tax income.

Forward-Looking Statements

The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: Operational risks within (A) the Architectural segment: i) competitive, price-sensitive and changing market conditions, including unforeseen delays in project timing and work flow; ii) economic conditions and the cyclical nature of the worldwide commercial construction industry; iii) product performance, reliability or quality problems that could delay payments, increase costs, impact orders or lead to litigation; and iv) the segment’s ability to fully utilize production capacity and project managers; (B) the Auto Glass segment: i) changes in market dynamics; ii) market seasonality; iii) highly competitive, fairly mature industry; and iv) performance of the PPG Auto Glass, LLC joint venture; and (C) the Large-Scale Optical segment: i) new product introductions and management of product life cycles; ii) intensely competitive markets; iii) highly cyclical markets that are impacted by economic slowdowns; iv) dependence on a relatively small number of customers; v) ability to utilize manufacturing facilities; and vi) integration of the two manufacturing facilities in this segment. Additional factors include: i) quarterly revenue and operating results that are volatile and difficult to predict; ii) the possibility of a material product liability event; iii) the costs of compliance with governmental regulations relating to hazardous substances; iv) management of discontinued operations exiting activities; and v) foreign currency risk related to discontinued operations. The company cautions readers that actual future results could differ materially from those described in the forward-looking statements. The company wishes to caution investors that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the forgoing and other risks and uncertainties, see Exhibit 99.1 to the company’s Report on Form 10-K for the fiscal year ended March 1, 2003.

About Apogee Enterprises

Apogee Enterprises, Inc., headquartered in Minneapolis, is a world leader in technologies involving the design and development of value-added glass products, services and systems. The company is organized in three segments:

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Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com

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•	Architectural products and services companies design, engineer, fabricate, install and renovate the walls of glass and windows comprising the outside skin of commercial and institutional buildings. Businesses in this segment are: Viracon, the leading fabricator of coated, high-performance architectural glass for global markets; Harmon, Inc., one of the largest U.S. full-service building glass installation, maintenance and renovation companies; Wausau Window and Wall Systems, a manufacturer of custom aluminum window systems and curtainwall; and Linetec, a paint and anodizing finisher of window frames and PVC shutters.

•	Large-scale optical technologies companies develop and produce high technology glass that enhances the visual performance of products for the picture framing, display and imaging industries. Businesses in this segment are: Tru Vue, a North American value-added glass and matboard manufacturer for the custom framing and pre-framed art markets; and Viratec, a producer of optical thin film coatings for the picture framing, global display and imaging markets.

•	Automotive replacement glass and services segment consists of Viracon/Curvlite, a U.S. fabricator of aftermarket foreign and domestic car windshields.

Apogee Enterprises, Inc. • 7900 Xerxes Avenue South • Minneapolis, MN 55431 • (952) 835-1874 • www.apog.com